Exhibit 99.1

News Release

U.S. Bancorp announces redemption of all outstanding depositary shares representing interests in its Series F non-cumulative perpetual preferred stock

MINNEAPOLIS (December 16, 2021) — U.S. Bancorp today announced that it will redeem on January 15, 2022 all of its outstanding Series F Non-Cumulative Perpetual Preferred Stock, par value $1.00 per share (the “Series F Preferred Stock”), and the corresponding depositary shares, each representing a 1/1,000th interest in a share of the Series F Preferred Stock (the “Series F Depositary Shares”). The Series F Preferred Stock will be redeemed at a redemption price per share equal to $25,000 (equivalent to $25 per Series F Depositary Share). The redemption price does not include the regular quarterly dividend payment that, when and if declared, will be paid separately in the customary manner on the first business day following January 15, 2022 to holders of record on the record date for such dividend payment.

The Series F Depositary Shares (NYSE: USB PrM; CUSIP No. 902973833) are held in book-entry form through The Depository Trust Company (“DTC”) and will be redeemed in accordance with the procedures of DTC. On the redemption date, dividends will cease to accrue, the Series F Preferred Stock and the Series F Depositary Shares will no longer be outstanding and all rights with respect to such stock and depositary shares will cease and terminate, except the right to payment of the redemption price. Also upon redemption, the Series F Depositary Shares will be delisted from trading on the New York Stock Exchange.

Payment to DTC will be made by U.S. Bank National Association, U.S. Bancorp’s redemption agent for the Series F Depositary Shares on the first business day following the redemption date. Questions regarding redemption of the Series F Depositary Shares or the procedures therefor may be referred to U.S. Bank National Association at 111 Fillmore Avenue East, St. Paul, MN 55107-1402, Attention: Corporate Trust Services, Telephone No.: (800) 934-6802.

This news release does not constitute a notice of redemption under the certificate of designations governing the Series F Preferred Stock or the deposit agreement governing the Series F Depositary Shares and is qualified in its entirety by reference to the notice of redemption issued by U.S. Bancorp.

About U.S. Bancorp

U.S. Bancorp, with nearly 70,000 employees and $567 billion in assets as of September 30, 2021, is the parent company of U.S. Bank National Association. The Minneapolis-based company serves millions of customers locally, nationally and globally through a diversified mix of businesses: Consumer and Business Banking; Payment Services; Corporate & Commercial Banking; and Wealth Management and Investment Services. The company has been recognized for its approach to digital innovation, social responsibility, and customer service, including being named one of the 2021 World’s Most Ethical Companies and Fortune’s most admired superregional bank. Learn more at usbank.com/about.

Forward-looking statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof. The forward-looking statements contained in this news release include, among other things, the anticipated redemption by U.S. Bancorp of the Series F Preferred Stock and the corresponding Series F Depositary Shares. There can be no assurance that U.S. Bancorp will complete the redemption. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of U.S. Bancorp. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. The COVID-19 pandemic is adversely affecting U.S. Bancorp, its customers, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect U.S. Bancorp’s revenues and the values of its assets and liabilities, reduce the availability of funding to certain financial institutions, lead to a tightening of credit, and increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices could affect U.S. Bancorp in substantial and unpredictable ways. U.S. Bancorp’s results could also be adversely affected by changes in interest rates; further increases in unemployment rates; deterioration in the credit quality of its loan portfolios or in the value of the collateral securing those loans; deterioration in the value of its investment securities; legal and regulatory developments; litigation; increased competition from both banks and non-banks; civil unrest; changes in customer behavior and preferences; breaches in data security, including as a result of work-from-home arrangements; failures to safeguard personal information; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management’s ability to effectively manage credit risk, market risk, operational risk, compliance risk, strategic risk, interest rate risk, liquidity risk and reputation risk. In addition, U.S. Bancorp’s proposed acquisition of MUFG Union Bank, N.A. (“Union Bank”) presents risks and uncertainties, including, among others: the risk that the cost savings, any revenue synergies and other anticipated benefits of the proposed acquisition may not be realized or may take longer than anticipated to be realized; the risk that U.S. Bancorp’s business could be disrupted as a result of the announcement and pendency of the proposed acquisition and diversion of management’s attention from ongoing business operations and opportunities; the possibility that the proposed acquisition, including the integration of Union Bank, may be more costly or difficult to complete than anticipated; delays in closing the proposed acquisition; and the failure of required governmental approvals to be obtained or any other closing conditions in the definitive purchase agreement to be satisfied.

For discussion of these and other risks that may cause actual results to differ from expectations, refer to U.S. Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”), on file with the Securities and Exchange Commission, including the sections entitled “Corporate Risk Profile” and “Risk Factors” contained in Exhibit 13 to the Annual Report, and all subsequent filings with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. In addition, factors other than these risks also could adversely affect U.S. Bancorp’s results, and the reader should not consider these risks to be a complete set of all potential risks or uncertainties. Forward-looking statements speak only as of the date hereof, and U.S. Bancorp undertakes no obligation to update them in light of new information or future events.

Investor contact: Jennifer Thompson, U.S. Bancorp Investor Relations

jen.thompson@usbank.com, 612.303.0778, @usbank_news

Media contact: Jeff Shelman, U.S. Bancorp Public Affairs and Communications

jeffrey.shelman@usbank.com, 612.303.9933, @usbank_news

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